                                                                   EXHIBIT 10.15

                                                                  Execution Copy


                   MILK PRODUCTS TRADEMARK LICENSE AGREEMENT

         AGREEMENT made this 4th day of September, 1997, by and among SOUTHERN FOODS GROUP, L.P., a Delaware limited partnership ("SFG" or "LICENSOR"), and MILK PRODUCTS, LLC, a Delaware limited liability company ("MILK PRODUCTS"), and its permitted assignees and successors in interest (collectively, "LICENSEE").

                             W I T N E S S E T H :

         WHEREAS, Licensor owns the POINSETTIA and LITE LINE trademarks and certain logotype design trademarks used in connection with milk and other dairy products, fruit juices and drinks, and has obtained United States federal and state trademark registrations therefor;

         WHEREAS, Licensee desires that Licensee and its permitted sublicensees be allowed to process, sell and distribute the Products (as hereinafter defined) under the trademarks developed by Licensor and seeks Licensor to grant it the right to do so, all on the terms and conditions hereinafter set out;

         WHEREAS, Milk Products will obtain financing pursuant to the terms of that certain Credit Agreement of even date herewith among Milk Products, Bank of America National Trust and Savings Association, as Agent and Letter of Credit Issuing Bank and other financial institutions party thereto (such Credit Agreement, together with any amendments thereto and renewals, extensions, and replacements thereof the "Milk Products Credit Agreement") and SFG will obtain financing pursuant to the terms of that certain Credit Agreement of even date herewith among Licensee, SFG, the Lenders party thereto, and The Chase Manhattan Bank, as Administrative Agent (such Credit Agreement, together with any amendments thereto and renewals, extensions, and replacements thereof the "SFG Credit Agreement");

         WHEREAS, in accordance with terms of the Milk Products Credit Agreement, Milk Products executed that certain Security Agreement between Milk Products and Bank of America National Trust and Savings Association, as Agent (in such capacity "BofA Agent"), to secure the Secured Bank Obligations as defined in the Security Agreement with a security interest in, among other things, all of the inventory of Milk Products;

         WHEREAS, in accordance with terms of the SFG Credit Agreement, SFG executed that certain Security Agreement between SFG and The Chase Manhattan, as Collateral Agent (in such capacity the "Collateral Agent"), to secure the Obligations as defined in the Security Agreement with a security interest in, among other things, all of the inventory of SFG;

         WHEREAS, BofA Agent and the Collateral Agent are hereafter collectively referred to as "Secured Parties";



TRADEMARK LICENSE AGREEMENT - Page 1

         WHEREAS, Secured Parties require that each license entered into by SFG or Milk Products provide each Secured Party with a limited right to sell any and all finished goods inventory on hand and bearing the Licensed Trademarks;

         NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

         Section 1.1. The following terms shall have the meanings set forth below:

         "Exclusive Territory" shall mean Louisiana, New Mexico, Mississippi, Florida, Tennessee, Alabama and Mexico.

         "Initial Term" shall have the meaning set forth in Article IX, Section 9.1.

         "Licensed Trademarks" shall mean (i) the trademarks listed and described in Appendix A, attached hereto, including the federal and any state trademark registrations and applications therefor and all common law rights in such trademarks and any trade dress or label designs associated with such trademarks, and (ii) any such other marks and trade dress or label designs as the parties may agree in writing to add to Appendix A during the Term.

         "Non-Exclusive Territory" shall mean Texas, Oklahoma and Arkansas.

         "Products" shall mean only those milk and other dairy products and fruit juices specifically listed in Appendix B.

         "Renewal Period" shall have the meaning set forth in Article IX,
Section 9.1.

         "Territory" shall mean collectively the Exclusive Territory and the Non-Exclusive Territory. "Term" shall mean the Initial Term and any Renewal Period.

         "United States" shall mean only the 50 states comprising the United States of America, and the District of Columbia, excluding without limitation any U.S. possessions and territories.

                                   ARTICLE II
                                GRANT OF LICENSE

         Section 2.1. (a) Subject to the terms and conditions herein, Licensor hereby grants to Licensee during the Initial Term of this Agreement and any Renewal Periods;

                 (i) a royalty-free, exclusive license to use the Licensed Trademarks listed in Appendix A solely on or in connection with Products listed in Appendix B, for sale to customers in the Exclusive Territory;





TRADEMARK LICENSE AGREEMENT - Page 2

                 (ii) a royalty-free, exclusive license as to parties other than SFG to use the Licensed Trademarks listed in Appendix A solely on or in connection with Products manufactured or processed in the United States and listed in Appendix B, for sale to customers in the Second Territory provided that SFG shall also be free to use the Trademarks listed in Appendix A on or in connection with Products for sale in the Non- Exclusive Territory.

         Section 2.2. Subject to the terms and conditions herein, Licensee may use the Licensed Trademarks on Product or Additional Product containers, labels, packaging and shipping cases and on delivery vehicles and in any other way suitable to promote or advertise the Licensed Trademarks and Products.

         Section 2.3. Subject to the terms and conditions herein, Licensee shall not have any right to export, purchase, distribute, receive, take on consignment or sell the Products bearing the Licensed Trademarks in areas outside of the Territory.

         Section 2.4. Other than as expressly stated herein, Licensee shall have no other right to use or interest in the Licensed Trademarks. Specifically, Licensee may not use any of the Licensed Trademarks in its trade name or as its business name or in connection with (i) any products, goods or services of any kind or nature whatsoever, whether or not the same as or similar to the Products, other than the Products currently sold by Borden/Meadow Gold Dairies Inc. under the Licensed Trademarks; (ii) any products, goods or services of any kind or nature whatsoever, whether or not the same as or similar to the Products, and including the Products, if such products, goods or services have been manufactured, processed or conducted outside the United States, (iii) any cheese or cheese products not listed on Appendix B hereto, including without limitation processed cheese products, (iv) any liquid or powdered non-dairy coffee creamer product, (v) any condensed milk, evaporated milk or powdered milk products, however packaged, or (vi) any shelf stable eggnog, whether canned, in "brick pack" packages or in any other aseptic form of packaging.

         Section 2.5. Subject to the term and conditions of this Agreement, Milk Products hereby assigns to BofA Agent the right to dispose of any and all finished goods inventory on hand of Products and Additional Products bearing the mark, provided that BofA Agent is otherwise exercising its rights pursuant to Section ___ of the Security Agreement with respect to such inventory.

                                  ARTICLE III
                            OWNERSHIP OF TRADEMARKS

         Section 3.1. Licensee acknowledges that Licensor is the sole owner of the Licensed Trademarks. Licensee shall not directly or indirectly question, attack, contest, or in any other manner impugn the validity of Licensor's ownership of the Licensed Trademarks, nor shall Licensee willingly become an adverse party to Licensor in litigation contesting the validity of Licensor's ownership and other rights in and to the Licensed Trademarks.





TRADEMARK LICENSE AGREEMENT - Page 3

         Section 3.2. Licensee shall be deemed a "related company" under the U.S. Lanham Act, such that any use of the Licensed Trademarks by Licensee, and any goodwill generated thereby, shall inure to the sole benefit of Licensor.

                                   ARTICLE IV
                                  FORM OF USE

         Section 4.1. Licensee hereby acknowledges and agrees that its use of the Licensed Trademarks shall be subject to all times during the Term to the reasonable control of Licensor in order for Licensor to maintain the consistent standard of quality associated with the Licensed Trademarks. Licensee will preserve the good appearance of the Licensed Trademarks wherever and whenever they are used and shall not use any Licensed Trademark in a manner which is likely to derogate from the integrity, distinctiveness, goodwill, value or strength of such Licensed Trademark.

         Section 4.2. From time to time, Licensor may determine that a previously published use of the Licensed Trademarks by Licensee may threaten the value of the Licensed Trademarks, or is otherwise inconsistent with Licensor's quality standards. Upon written notice from Licensor, Licensee shall implement Licensor's directions regarding the proper use of the Licensed Trademarks as promptly as practicable using its best efforts and, in any event, within thirty (30) days.

         Section 4.3. Except as required by law, Licensee agrees not to use the Licensed Trademarks in connection or combination with any other third-party trademarks, names or logotypes, without Licensor's prior written approval, such approval not to be withheld unreasonably. Licensee shall at no time adopt or use any variation of the Licensed Trademarks or any word or marks confusingly similar thereto without Licensor's prior written approval.

         Section 4.4. Licensee shall not take any action to cause an abandonment or forfeiture of any of Licensor's rights in the Licensed Trademarks and shall not take any action to cancel any registration in the United States or elsewhere of any Licensed Trademark in the name of Licensor or to interfere with any renewal of any such registration. Licensee shall reasonably cooperate with and shall not oppose any application by or on behalf of Licensor to register or renew any federal or state registration of any Licensed Trademark in the United States or elsewhere.


                                   ARTICLE V
                                QUALITY CONTROL

         Section 5.1. Licensee agrees that all Products bearing a Licensed Trademark pursuant to the Agreement shall be of a high standard and of such quality as to protect and enhance the Licensed Trademarks and the goodwill and value pertaining thereto and shall meet Licensor's quality standards and/or such modified formulae as shall be reasonably agreed in writing between Licensor and Licensee in the future. Licensee and its Manufacturing Agents (as defined in





TRADEMARK LICENSE AGREEMENT - Page 4

Section 5.5 below) shall manufacture, sell, distribute and promote the Products in accordance with all applicable federal, state and local laws.

         Section 5.2. In order to assure that Licensee meets Licensor's quality standards and specifications, at least once each year during the Term and/or for good cause shown, Licensee shall submit comprehensive affidavits that meet with Licensor's reasonable approval that Licensor's quality standards and Product specifications have been fully complied with during the prior year, also submitting representative Product samples and listing the number of customer complaints relating to Product quality during that year and a summary of the actions taken by Licensee in response to such complaints.

         Section 5.3. In the event that Licensor or its agents shall determine that any Products sold or distributed by Licensee and/or its Manufacturing Agents bearing or using Licensed Trademarks do not conform to Licensor's Standards, and/or otherwise violate the provisions of this Article V, Licensee agrees, at its expense, to take such action as Licensor directs in writing, including, but not limited to, withdrawal and/or recall of such Products from the market and to refrain and cause its Manufacturing Agents to refrain from further sale and/or distribution of such Products under the Licensed Trademarks unless and until Licensee and/or its Manufacturing Agents have demonstrated to the reasonable satisfaction of Licensor that said Products conform to said Standards and/or the provisions of the Article V, as the case may be.

         Section 5.4. If Licensee enters into co-packing agreements with suppliers or any other arrangement with respect to the processing or packaging of final Products by any person who is not a subsidiary of Licensee, who will process or package final Products from the Licensee, for sale in the Territory ("MANUFACTURING AGENTS"), Licensee must submit such co-packing agreements in draft form to Licensor or an individual designated by Licensor ("LICENSOR'S LICENSE COORDINATOR") for prior approval to ensure they include trademark protection and quality control provisions that safeguard the rights of both the Licensor and Licensee under this Agreement. Licensor agrees that such prior approval shall not be withheld or delayed unreasonably, and that Licensor shall respond promptly to any request for approval. If Licensor fails to respond to such request within thirty (30) days, Licensor's approval shall be deemed given.

         Section 5.5. On a semi-annual basis, Licensee shall review with Licensor and obtain prior approval for, all advertising, promotional and point-of-purchase materials published or distributed by Licensee in connection with Products bearing Licensed Trademarks. Licensor agrees that such prior approval shall not be withheld or delayed unreasonably, and that Licensor shall respond promptly to any request for approval. If Licensor fails to respond to such request within thirty (30) days, Licensor's approval shall be deemed given.

         Section 5.6. If Licensee desires to adopt new cartons or packaging bearing the Licensed Trademarks, which package designs or trade dress are different from those presently used by Licensor, Licensee shall submit to Licensor at least one (1) representative sample of each such new carton and packaging material and may not use any such material in connection with the Licensed Trademarks without Licensor's prior written approval. Licensor agrees that such prior approval shall not be withheld or delayed unreasonably, and that Licensor shall respond promptly to any





TRADEMARK LICENSE AGREEMENT - Page 5
request for approval. If Licensor fails to respond to such request within thirty (30) days, Licensor's approval shall be deemed given.

         Section 5.7. Licensee shall notify Licensor promptly in writing upon its determination that it intends to use any Licensed Trademark in connection with a product not listed in Appendix B, which notification shall include a description of the additional product. From and after such notification, Licensor and Licensee shall mutually agree upon the standard that will be applicable to such additional product and the provisions of this Article V thereafter shall be applicable to such additional product as if it were a "Product" hereunder.

                                   ARTICLE VI
                   REPRESENTATIONS, WARRANTIES AND COVENANTS

         Section 6.1. Subject to the limitations of Section 6.2, Licensor represents that it is the owner of or has the exclusive right to license the Licensed Trademarks and is not aware of any other party with ownership rights in the United States in any of the Licensed Trademarks, except for the Existing License Agreements.

         Section 6.2. Licensor represents that during the Term, it will not license any other party to use the Licensed Trademarks on the Products in the First Territory or Second Territory. Nothing herein shall restrict Licensor's right or ability to sell (or license others to sell) goods or services other than the Products identified by the Licensed Trademarks or similar marks anywhere in the world.

         Section 6.3. Licensor agrees to use reasonable efforts to prevent any of its present or future third-party licensees from trans-shipping or otherwise selling Products bearing the Licensed Trademarks to accounts or customers located within the Territory.

         Section 6.4. Licensor shall take all steps necessary to insure the continued registration of, including, but not limited to, filing all timely renewals of registrations for, the trademarks and listed on Appendix A.

         Section 6.5. Licensee shall cooperate with Licensor in the protection of the Licensed Trademarks and in connection therewith shall:

         (a) promptly inform Licensor of any third-party use of any Licensed Trademarks or any infringement or encroachment upon or any misuse whatsoever of any Licensed Trademarks which comes to Licensee's attention; and

         (b) promptly inform Licensor of any claim against Licensee that the use of any Licensed Trademark infringes the rights of others or of the institution of any proceeding against Licensee predicated upon any such claimed infringement.

         Section 6.6. Without limiting the effect of Section 3.1 hereof, Licensor and Licensee shall both have the right to take action in respect of any Products bearing the Licensed Trademarks for any alleged infringements of, or other impairments to, such Products. The party taking any such action shall bear all expenses, have complete control over, and recover all proceeds, settlements





TRADEMARK LICENSE AGREEMENT - Page 6
and damages with respect to the action. Notwithstanding the foregoing sentence, the other party retains the right to join such action and share evenly all expenses, control, proceeds, settlements and damages with respect thereto, if such other party joins such action within a reasonably time period following its commencement.



                                  ARTICLE VII
                         INDEMNIFICATION AND INSURANCE

         Section 7.1. Licensor will hold Licensee harmless from and against all suits, claims or actions by third parties against Licensee alleging trademark infringement arising from Licensee's authorized use of any of the Licensed Trademarks; provided that Licensee gives Licensor prompt written notice of such suit, claim or action and cooperates fully with Licensor in defending the same.

         Section 7.2. Licensee hereby indemnifies and undertakes to defend and hold Licensor harmless from and against any and all claims, suits, losses, damages, fines, penalties, and/or expenses, including, but not limited to, attorneys' fees, arising out of or based upon:

         (a) Licensee's or its Manufacturing Agents' processing, distribution or sale of Products bearing a Licensed Trademark; or

         (b) any breach by Licensee or its Manufacturing Agents of their obligations hereunder; or

         (c) any proceeding brought by any person, governmental agency or consumer group in connection with the Products processed, sold or distributed by Licensee or its Manufacturing Agents bearing or using a Licensed Trademark; or

         (d) any violations of any applicable law or regulation or civil claims relating to the manufacture, processing, sale, distribution, promotion or advertising of Products bearing or using a Licensed Trademark unless attributable to Licensor's breach of its obligations under this Agreement. Licensor may participate in the defense of any such litigation.

         Section 7.3. Licensee shall be solely responsible for the acts and omissions of those with whom it or its Manufacturing Agents contracts for any aspect of the processing, distribution or sale of Products bearing or using a Licensed Trademark.

         Section 7.4. In order to assure its ability to discharge its obligations to Licensor, Licensee agrees that it will maintain throughout the Term at its expense, comprehensive general liability insurance, including product liability insurance and contractual liability coverage specifically endorsed to cover the indemnity provisions in this Agreement, from a carrier satisfactory to Licensor, in a minimum amount of Five Million Dollars ($5,000,000) combined single limit for each single occurrence, for bodily injury and property damage, which shall designate Licensor as an additional insured therein. The policy shall provide for thirty (30) days prior written notice to Licensor from the insurer in the event of any material modification, cancellation or termination. Licensee shall deliver certificates of such insurance coverage to Licensor prior to the sale and/or distribution of any Products bearing a Licensed Trademark.





TRADEMARK LICENSE AGREEMENT - Page 7

                                  ARTICLE VIII
                                  RELATIONSHIP

         Section 8.1. The relationship between Licensor and the Licensee is that of licensor and licensee; the Licensee, its contractors, agents and employees shall under no circumstances be deemed agents, franchisees, representatives, employees or partners of Licensor.

                                   ARTICLE IX
                              TERM AND TERMINATION

         Section 9.1. Subject to the provisions of Section 9.2 and 9.3 hereof, the term of this Agreement shall be a period of five (5) years from the date hereof (the "INITIAL TERM") and for continuous subsequent five (5) years terms (the "RENEWAL PERIOD(S)").

         Section 9.2.  Licensee may cancel this Agreement upon no less than one
(1) year's written notice delivered to Licensor prior to the end of the Initial Term or the then-effective Renewal Period, provided that, if Licensee does not give the required notice of termination, the Agreement shall be automatically renewed for a subsequent Renewal Period.

         Section 9.3. Licensor shall have the right to cancel and terminate this Agreement immediately by written notice to Licensee upon the occurrence of any one (1) or more of the following events:

         (a) Licensee fails to deliver to Licensor or to maintain in full force and effect the insurance referred to in Section 7.4; or

         (b) Except as provided in 9.3(c), Licensee or its Manufacturing Agents fail to commence and diligently pursue the cure of any breach by them of a material provision of this Agreement within ten (10) days of receipt of Licensor's written notice of such breach or to effect such cure within twenty
(20) days of receipt of such written notice; or

         (c)     The failure or refusal of Licensee or its Manufacturing
Agents:

                 (i) to, within ten (10) days of receipt of Licensor's reasonable written instructions issued regarding the quality standards of the Licensed Trademarks and Products, respond to such instructions and commence a diligent attempt at cure, or to effect such cure within twenty (20) days of receipt of such instructions; or

                 (ii) to perform, or comply with, any provision contained in Article V which failure results in the production for sale of Products that are unsafe or unfit for human consumption; or

         (d) The insolvency of Licensee; an assignment by Licensee for the benefit of creditors; the failure of Licensee to obtain the dismissal of any involuntary bankruptcy or reorganization petition filed against it within sixty
(60) days from the date of such filing; the failure of Licensee to vacate the appointment of a receiver for all or any part of its business within sixty (60) days from the date of such appointment; or the dissolution of Licensee; or

         (e) An involuntary recall of Products bearing the Licensed Trademarks for reasons directly or indirectly related to the safety of such Products and attributable to the negligence or intentional wrongdoing of Licensee or its Manufacturing Agents; provided that Licensor determines in its reasonable judgment that such event has had or is reasonably likely to have a





TRADEMARK LICENSE AGREEMENT - Page 8
material adverse effect on the integrity, goodwill, value or strength of any of the Licensed Trademarks; provided, further, that Licensor may terminate this license under this Section 9.3(e) without regard to the immediately preceding provision upon or after the third occurrence within any 12-month period of an event referred to in this Section 9.3(e).

         Section 9.4. In the event that this Agreement is terminated or expires, Licensee shall, and shall cause its Manufacturing Agents to, immediately cease all use of the Licensed Trademarks, provided that Licensee may dispose of inventory on hand of Products in the ordinary course of business, which shall be no longer than 120 days, if Licensee complies with its obligations under this Agreement. Upon the request of Licensor, Licensee will immediately remove or obliterate any Licensed Trademark from all signs billboards, vehicles and from each and every other place and medium in which they appear and destroy or surrender to Licensor all other materials of whatever nature which bear or refer in any way to the Licensed Trademarks.

         Section 9.5. Licensee hereby acknowledges and agrees that in the event it breaches or otherwise defaults under Articles IV, V or X of this Agreement, Licensor shall suffer immediate and irreparable harm for which there is not an adequate remedy at law. Licensee agrees that Licensor shall be entitled to equitable relief by way of injunction, in addition to any other remedy available at law or in equity.

                                   ARTICLE X
                          ASSIGNMENTS AND SUBLICENSES

         Section 10.1. Licensee shall have the right to assign this Agreement for the benefit of creditors pursuant to the terms of the Milk Products Credit Agreement.

         Section 10.2. The licenses granted under Article Section 2.1(a) of this Agreement shall not be sublicensed by Licensee, in whole or in part, without the prior written consent of Licensor, which consent shall not be unreasonably withheld. In no event shall any sublicense under this section relieve Licensee of any of its obligations under this Agreement.

                                   ARTICLE XI
                                     NOTICE

         All notices pursuant to this Agreement, shall be in writing and delivered in person, or sent by registered or certified mail, postage prepaid, return receipt requested, as follows:

If to Licensee:                      Milk Products, LLC
                                     3601 Wentwood
                                     Dallas, Texas 75225
                                     Attn: Allen Meyer


If to Licensor:                      Southern Foods Group L.P.
                                     3114 South Haskell
                                     Dallas, Texas 75223
                                     Attn: Chief Financial Officer





TRADEMARK LICENSE AGREEMENT - Page 9

Any notice delivered personally shall be deemed to have been given on the date it is so delivered, and any notice delivered by registered or certified mail shall be deemed to have been given on the date it is received. Either party by notice in writing delivered or mailed to the other may change the name or address or both to which future notices to such party shall be delivered.

                                  ARTICLE XII
                                 MISCELLANEOUS

         Section 12.1. This Agreement and each of the appendices and exhibits thereto constitute the entire understanding of the parties with respect to the subject matter hereof, and supersede and merge all prior agreements and discussions between the parties relating hereto. No changes in the terms of this Agreement shall be valid, except, when and if reduced to writing and signed by both Licensee and Licensor.

         Section 12.2. All rights and remedies which Licensor or Licensee may have hereunder or by operation of law are cumulative, and the pursuit of one right or remedy shall not be deemed an election to waive renounce any other right or remedy. Licensor or Licensee's failure to enforce any provision hereof on any occasion shall not be deemed to waive any other breach of any provision hereof. Any waiver of any provision of this Agreement must be in writing and executed by the waiving party. No waiver of any breach or default under this Agreement shall waive any other breach or default.

         Section 12.3. The parties agree that each provision of this Agreement shall be construed as separable and divisible from every other provision. Enforceability of any one provision shall not limit the enforceability, in whole or in part, of any other provision hereof. If any term of this Agreement (or the application thereof to any part or set of circumstances) shall be held invalid or unenforceable in any jurisdiction and to any extent, it shall be ineffective only to the extent of such invalidity or unenforcability an shall not invalidate or render unenforceable any other terms of provisions of this Agreement (or such applicability thereof).

         Section 12.4. Licensee and Licensor agree to execute such further documentation and perform such further actions as may be reasonably, requested by the other party hereto to evidence and effectuate further the purposes and intents set forth in this Agreement.

         Section 12.5. All representations, warranties and indemnities contained in this Agreement shall survive any independent investigation made by the benefiting party and the suspension, expiration or termination of this Agreement.

         Section 12.6. This Agreement, irrespective of place of execution or performance, shall be construed and enforced in accordance with the laws of the State of Texas applicable to contracts executed and wholly performed therein. Any and all actions or proceedings concerning this Agreement shall, if brought by any party hereto, be instituted and resolved in the courts of the





TRADEMARK LICENSE AGREEMENT - Page 10

State of Texas or any federal court, sitting in the State of Texas. Each party hereby consents to jurisdiction and service of process in such locale.

         Section 12.7. Article and section headings and captions are for convenience only and shall not be used in the construction or interpretation of this Agreement or any terms herein.

         Section 12.8. This Agreement may be executed in one or more counterparts each of which shall be deemed an original and all of which taken together constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                        SOUTHERN FOODS GROUP, L.P.
                                        BY SFG MANAGEMENT LIMITED LIABILITY
                                        COMPANY, ITS GENERAL PARTNER


                                        By: /s/ PATRICK K. FORD
                                           ------------------------------------
                                           Patrick K. Ford, Assistant Secretary


                                        MILK PRODUCTS, LLC


                                        By: /s/ ALLEN A. MEYER
                                           ------------------------------------
                                           Allen A. Meyer, President


                        APPENDIX A - LICENSED TRADEMARKS


UNITED STATES TRADEMARK                                            U.S. REG. NO.

Lite-Line (Stylized Letters)                                            929657

Lite-Line (words only)                                               1,178,356

Poinsettia (words only)                                                813,109

                             APPENDIX B - PRODUCTS


MILKS

Fluid fresh homogenized milk
Fluid fresh 1% and 2% low fat milk
Fluid fresh nonfat skimmed milk
Fluid fresh 1% and 2% chocolate milk
Fluid fresh whole chocolate milk
Fresh skim chocolate milk
Fresh buttermilk
Lactose reduced & lactose free fresh milk
Ultra-pasteurized, shelf stable, aseptically packaged fluid fresh milk

BUTTER

"Country Store" butter (in quarters)
Spreadable light butter

EGGNOGS

Regular fresh eggnog
Light fresh eggnog
Fat free fresh eggnog

CREAMS

Fresh heavy cream
Fresh light cream
Fresh half & half cream
Fresh fat free cream

ICE CREAMS, FROZEN YOGURTS AND SHERBETS

Frozen ice cream - full fat
Frozen ice cream - fat free
Frozen ice cream - low fat
Frozen confections - Juice pops on sticks
Frozen confections - Regular ice cream pops on sticks
Frozen confections - Reduced sugar ice cream pops
Frozen confections - No sugar-added ice cream pops
Frozen confections - ice cream bars
Frozen confections - ice cream sandwiches

Frozen confections - ice cream cups
Frozen confections - ice cream cones containing bulk
                          ice cream packed inside a foil container
Frozen sherbets or sorbets in various flavors
Frozen yogurt in various flavors

COTTAGE CHEESES

Regular fresh cottage cheese
Low fat fresh cottage cheese
Fat free fresh cottage cheese

SOUR CREAMS

Regular fresh sour cream
Low fat fresh sour cream
Fat free fresh sour cream

FRESH YOGURTS

Regular yogurt
Low fat yogurt
Fat free yogurt

CREAM CHEESES

Regular cream cheese
Reduced fat cream cheese

FRUIT JUICES - From 100% Concentrate

Orange, apple and a variety of other flavors